UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 10, 2017
Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
SIGNATURE	4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 10, 2017, as part of an internal reorganization, Ensco plc (the “Company”) announced that Robert W. Edwards III will assume new responsibilities in his role as the Company’s Vice President - Finance including an increased focus on strategic matters and Tommy E. Darby, the Company’s Controller, will assume the responsibilities of principal accounting officer.
Mr. Darby, age 36, joined the Company in March 2008 and was appointed Controller in December 2015. Mr. Darby previously served as the Company’s Director - Internal Audit, Director - Management Reporting & Systems and Director - External Financial Reporting, among other financial reporting capacities. Prior to joining the Company, Mr. Darby served in the audit and assurance services group at Deloitte. Mr. Darby holds a Master of Science in Auditing and Financial Accounting and a Bachelor of Science in Accounting from the University of North Texas.
 No changes to Mr. Darby’s compensation were made as a result of his designation as the Company’s principal accounting officer.  Mr. Darby’s spouse, Elizabeth Darby, is employed by the Company as senior counsel.  In 2016, Mr. Darby’s spouse received total cash compensation of $264,000 and 16,585 restricted share units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date:	October 13, 2017	/s/ Jonathan H. Baksht Jonathan H. Baksht Senior Vice President and Chief Financial Officer

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